Exhibit (h)(14)

EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT

Among

MML SERIES INVESTMENT FUND II

And

MML INVESTMENT ADVISERS, LLC

And

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

And

MML BAY STATE LIFE INSURANCE COMPANY

And

C.M. LIFE INSURANCE COMPANY

THIS AMENDMENT dated April 1, 2014 amends the Participation Agreement entered into as of the 17th day of November, 2005, as amended to date, (the “Agreement”) by and among Massachusetts Mutual Life Insurance Company (“MassMutual”), MML Bay State Life Insurance Company, C.M. Life Insurance Company, each on their own behalf and on behalf of each segregated asset account of each insurance company, and MML Series Investment Fund II (“MML II Trust”).

WHEREAS, MassMutual is the Adviser to the MML II Trust.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Effective April 1, 2014, MML Investment Advisers, LLC (“MML Advisers”) will replace MassMutual as the Adviser to the MML II Trust and will become a party to the Agreement. MML Advisers, a Delaware limited liability company, is a wholly-owned subsidiary of MassMutual. MML Advisers represents and warrants that

(i) it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that, as the Adviser, shall perform its obligations for MML II Trust in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws; and

(ii) all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of MML II Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of MML II Trust in an amount not less than the minimal coverage as required currently by
Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures as of the date set forth above.

MML SERIES INVESTMENT FUND II		MML INVESTMENT ADVISERS, LLC

By its authorized officer		By its authorized officer

By:	/s/ Nicholas J. Palmerino	By:	/s/ Eric Wietsma
Print Name:	Nicholas J. Palmerino	Print Name:	Eric Wietsma
Title:	CFO & Treasurer	Title:	President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By its authorized officer		By its authorized officer

By:	/s/ Richard J. Byrne	By:	/s/ Richard J. Byrne
Print Name:	Richard J. Byrne	Print Name:	Richard J.Byrne
Title:	Vice President	Title:	Vice President

C. M. LIFE INSURANCE COMPANY

By its authorized officer

By:	/s/ Richard J. Byrne
Print Name:	Richard J. Byrne
Title:	Vice President

Schedule A

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Variable Annuity Separate Account 4	July 9, 1997	VA

•    MML Blend Fund

•

•    MML Equity Fund

•    MML High Yield Fund

•    MML Inflation-Protected and Income Fund

•    MML Managed Bond Fund

•    MML Money Market Fund

•    MML Short-Duration Bond Fund

•    MML Small Cap Equity Fund

•    MML Strategic Emerging Markets Fund

C.M. Multi-Account A	August 3, 1994	VA

•    MML Blend Fund

•

•    MML Equity Fund

•    MML High Yield Fund

•    MML Inflation-Protected and Income Fund

•    MML Managed Bond Fund

•    MML Money Market Fund

•    MML Short-Duration Bond Fund

•    MML Small Cap Equity Fund

•    MML Strategic Emerging Markets Fund

Panorama Separate Account	June 23, 1981	VA
• MML High Yield Fund • MML Managed Bond Fund • MML Short-Duration Bond Fund • MML Small Cap Equity Fund

Panorama Plus Separate Account	Sept. 25, 1991	VA
• MML High Yield Fund • MML Managed Bond Fund • MML Short-Duration Bond Fund

Massachusetts Mutual Variable Annuity Separate Account 1	April 3, 1981	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

Schedule A (continued)

MML Series Investment Fund II

Massachusetts Mutual Variable Annuity Separate Account 2	Oct. 14, 1981	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

Massachusetts Mutual Variable Annuity Separate Account 3	Jan. 14, 1994	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

MML Bay State Variable Annuity Separate Account 1	Jan 14, 1994	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

Massachusetts Mutual Variable Annuity Fund 1	April 24, 1968	VA
• MML Equity Fund

Massachusetts Mutual Variable Annuity Fund 2	May 12, 1971	VA
• MML Equity Fund

Massachusetts Mutual Variable Life Separate Account I	July 13, 1998	VL
• MML Blend Fund • MML Equity Fund • MML Inflation-Protected and Income Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund • MML Strategic Emerging Markets Fund

Massachusetts Mutual Variable Life Separate Account II*	May 16, 1984	VL
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

Massachusetts Mutual Variable Life Separate Account III	Feb. 12, 2000	VL
• MML Managed Bond Fund • MML Money Market Fund

*	originally established under the name Mass Variable Life Separate Account I

Schedule A (continued)

MML Series Investment Fund II

C.M. Life Variable Life Separate Account I	Feb. 2, 1995	VL
• MML Blend Fund • MML Equity Fund • MML Inflation-Protected and Income Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund

MML Bay State Variable Life Separate Account I	June 9, 1982	VL
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund

MML Bay State Variable Life Separate Account II	Nov. 22, 1988	VL
• MML Money Market Fund

Separate Account C	March 7, 1983	VA
• MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund

Variable Account 3	Sept 1, 1990	VA
• MML Equity Fund

Massachusetts Mutual Variable Annuity Separate Account V	July 26, 2004	VA
• MML High Yield Fund